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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our reports dated February 23, 1994 (and to all references to our firm) included in or made a part of this registration statement.

                                          Arthur Andersen & Co.

Chicago, Illinois

May 27, 1994